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                                                                    Exhibit 1(c)
                                PRICING AGREEMENT

                                                                   March 4, 2002


J.P. Morgan Securities Inc.
270 Park Avenue
New York, NY  10017

Dear Sirs:

         WAL-MART STORES, INC., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 26, 2001, (the "Underwriting Agreement"), between the Company, on the one hand, and you, on the other hand, to issue and sell to you (the "Underwriter") the Securities specified in Schedule II hereto (the "Designated Securities").

         Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Prospectus in
Section 2 or 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities that are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         A supplement to the Prospectus, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by




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reference, shall constitute a binding agreement between the Underwriter and the
Company and the Finance Subsidiaries (as defined below).

                                   Very truly yours,

                                   WAL-MART STORES, INC.



                                   By: /s/ Rick W. Brazile
                                       ---------------------------------------
                                       Name:     Rick W. Brazile
                                       Title:    Vice President of Planning &
                                                  Analysis


Acknowledged and agreed as
of the date hereof:

WAL-MART CAYMAN (EURO) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------------
       Name:      Rick W. Brazile
       Title:     Managing Director

WAL-MART CAYMAN (CANADIAN) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------------
       Name:      Rick W. Brazile
       Title:     Managing Director

WAL-MART CAYMAN (STERLING) FINANCE CO.


By: /s/ Rick W. Brazile
    --------------------------------------------
       Name:      Rick W. Brazile
       Title:     Managing Director





                                       2

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Accepted as of the date hereof:

J.P. MORGAN SECURITIES INC.


By: /s/ Maria Sramek
    --------------------------------------------
    Name:      Maria Sramek
    Title:     Vice President


















                                       3

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                                                                   SCHEDULE I

Underwriter                                         Principal Amount of
-----------                                           Notes to be
                                                         Purchased
                                                         ---------

J.P. Morgan Securities Inc. .........................  $500,000,000

                                                      --------------
                        TOTAL ........................ $500,000,000









                                   Schedule I

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                                                                     SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

         4.15% Notes Due 2005 (the "Notes").

AGGREGATE PRINCIPAL AMOUNT:

         $500,000,000.

INITIAL OFFERING PRICE TO PUBLIC:

         The Underwriter will offer the Notes to the public from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale.

PURCHASE PRICE TO UNDERWRITERS:

         The purchase price to the Underwriter shall be 99.772% of the principal amount of the Notes ($498,860,000), plus accrued interest, if any, from March 11, 2002.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Immediately available funds by wire.

INDENTURE:

         Indenture dated as of July 5, 2001, among the Company  Wal-Mart Cayman
         (Euro) Finance Co., Wal-Mart Cayman (Canadian) Finance Co., Wal-Mart Cayman (Sterling) Finance Co. (the "Finance Subsidiaries"), as Issuers, Wal-Mart Stores, Inc., as Guarantor, and Bank One Trust Company, NA, as Trustee.

MATURITY:

         June 15, 2005.

INTEREST RATE:

         4.15% from and including March 11, 2002. Accrued and unpaid interest shall be payable semi-annually in arrears and shall be calculated on the basis of a 360-day year of twelve 30-day months.

         In addition, the Company shall pay Additional Amounts to holders of the Notes as, and to the extent set forth under the caption "Description of the Notes--Payment of Additional Amounts" in the Prospectus Supplement dated the date hereof relating to the Notes.

INTEREST PAYMENT DATES:

         June 15 and December 15 of each year, commencing on December 15, 2002.

                               Schedule II-Page 1




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INTEREST PAYMENT RECORD DATES:

         June 1 and December 1 of each year, commencing on December 1, 2002.

REDEMPTION PROVISIONS:

         No mandatory redemption provisions.

         The Company may, at its option, redeem the Notes in whole, but not in part, as set forth under the caption "Description of the Notes--Redemption upon a Tax Event" in the Prospectus Supplement dated the date hereof relating to the Notes.

SINKING FUND PROVISIONS:

         None.

OTHER PROVISIONS:

         As set forth in the Prospectus Supplement dated March 4, 2002 (the "Prospectus Supplement") to the Prospectus dated July 25, 2001 (the "Prospectus").

TIME OF DELIVERY:

         9:30 a.m. (New York City time) on March 11, 2002.

CLOSING LOCATION:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

         J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, New York  10017

ADDRESSES FOR NOTICES:

         J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, New York  10017
         Attention: Debt Syndicate Desk
                       Fax:  (212) 834-6081



                               Schedule II-Page 2


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OTHER MATTERS:

         (A) The Underwriter hereby represents to, and agrees with, the Company that: (i) it has not offered or sold and, prior to the expiry of the period of six months after the Time of Delivery, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

         (B) The Underwriter hereby acknowledges and agrees that the Notes may not be offered, sold, transferred or delivered in or from The Netherlands, as part of their initial distribution or as part of any re-offering, and neither the Prospectus Supplement and the Prospectus nor any other document in respect of the offering may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to, banks, brokers, dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

         (C) The Underwriter hereby acknowledges and agrees that the Notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any other applicable requirements of Japanese law.

         (D) The Underwriter has represented and agreed that it has not offered or sold and will not offer or sell the notes, nor will it circulate or distribute this Prospectus Supplement and the Prospectus or any other offering document or material in connection with the offer of the notes, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 106C of the Singapore Companies Act, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Singapore Companies Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

                               Schedule II-Page 3




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         (E)      Notwithstanding Section 9(e) of the Underwriting Agreement,
                  Walkers, Cayman Islands counsel for the Finance Subsidiaries, shall not be required to deliver a written opinion in accordance with such Section 9(e) at the Time of Delivery.

         (F) The Underwriter hereby confirms, and the Company hereby acknowledges, that the sole information furnished in writing to the Company by, or on behalf of, the Underwriter specifically for inclusion in the Prospectus Supplement is as follows:

                           (1) the name of the Underwriter on the front cover page of the Prospectus Supplement;

                           (2) the fourth paragraph of text under the caption "Table of Contents" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriter.

                           (3) the first sentence of the second paragraph of text under the caption "Underwriting" in the Prospectus Supplement concerning certain terms of the offering by the Underwriter; and

                           (4) the third paragraph of text under the caption
                  "Underwriting" in the Prospectus Supplement concerning stabilization, overallotment and related activities by the Underwriter.











                               Schedule II-Page 4